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                                                                     EXHIBIT 4.2


                          [Form of Exchange Debenture]

                               THE BOEING COMPANY

                                6 5/8% DEBENTURE

                              DUE FEBRUARY 15, 2038

         Unless and until this Security is exchanged in whole or in part for one or more Securities in definitive registered form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
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                               THE BOEING COMPANY

                                6 5/8% DEBENTURE

                              DUE FEBRUARY 15, 2038

Certificate No. ___                                              $_____________

                                                           CUSIP NO. __________

         THE BOEING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of $___________ on February 15, 2038 and to pay interest thereon from February 24, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on February 15 and August 15 in each year, commencing August 15, 1998, at the rate of 6 5/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed on or before the relevant Interest Payment Date


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to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

         Dated __________, 1998

                                          THE BOEING COMPANY


                                          By___________________________


         Attest:


         By________________________



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE CHASE MANHATTAN BANK,
                                          as Trustee

                                          By ______________________________
                                             Authorized Officer



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                               REVERSE OF SECURITY

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued under an Indenture, dated as of August 15, 1991 (herein called the "Indenture"), between the Company (which term includes any successor corporation under the Indenture) and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

         This Security is redeemable in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' notice mailed to Holders thereof, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Security and (ii) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, together, in either case, with accrued interest on the principal amount of the Security to the Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or


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any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of this Security and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         On and after any Redemption Date, interest will cease to accrue on this Security or any portion thereof called for redemption (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any). On or before any Redemption Date, the Company shall deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities to be redeemed on such date. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.


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         In the event of redemption of this Security in part only, a new
Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series are subject to the defeasance and covenant defeasance provisions set forth in Article Four of the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest, if any, on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


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         Interests of beneficial owners in a Global Security shall be transferred in accordance with the rules and procedures of the Depository (or its successors).

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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